Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Command Center, Inc. (the “Company”) on Form 10-K for the period ended December 28, 2018 to be filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), We, Richard K. Coleman, Jr., the President and Chief Executive Officer of the Company, and Cory Smith, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods covered by the Report.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

Dated: April 9, 2019

/s/ Richard K. Coleman, Jr.	/s/ Cory Smith
Richard K. Coleman, Jr.	Cory Smith
President and Chief Executive Officer	Chief Financial Officer